EXHIBIT 99.1

                      CannaPharmaRx, Inc. Officially Opens
                           Headquarters in New Jersey


December 1, 2014: CannaPharmaRx, Inc., (OTC: GDHC), the New Jersey-based pharmaceutical research and discovery company, officially took possession of its new headquarters in Carney's Point Township in southwest New Jersey - a state that is home to 14 of the 20 largest pharmaceutical companies in the world.

"Establishing our headquarters in New Jersey puts us in close proximity to some of the most experienced pharmaceutical executives in the world." said Gerry Crocker, CannaPharmaRx CEO. "Not only is it a rich source of human capital, it is ideally geographically positioned for easy access to our staff and development partners."

Pharmaceutical companies located in New Jersey include Johnson & Johnson, Bristol-Myers Squibb, Merck & Co. and Novo Nordisk. Further, an estimated 22,000 students in New Jersey graduate each year with degrees in the life sciences from New Jersey's colleges and universities.1 The state also boasts that its heavy concentration of medical institutions and population density provides an environment conducive to clinical trials.

The pharmaceutical industry in New Jersey benefits from its location, which is within easy reach of major cities including New York, Philadelphia and Baltimore. CannaPharmaRx's offices are in close proximity to Philadelphia airport, Wilmington and Philadelphia train stations and the I-95 and New Jersey Turnpike corridor.

CannaPharmaRx expects to derive value from various New Jersey tax incentives provided to pharmaceutical companies who establish residence in the state.

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About CannaPharmaRx:  Headquartered in Carney's Point, New Jersey, CannaPharmaRx
is a pharmaceutical company whose mission is to advance cannabinoid discovery, science, research & development, and to bring novel prescription, veterinary and personal care cannabinoid-based products to market in the U.S. and worldwide. For more information, visit www.cannapharmarx.com.

Forward Looking Statements: Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "forecast," "estimated" and "intend," among others. These forward-looking statements are based on CannaPharmaRx's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or fourth party payer reimbursement; limited sales and marketing efforts and dependence upon fourth parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical products under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. CannaPharmaRx does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in CannaPharmaRx's private placement agreement and Form 10-Q as of September 30, 2014 (Unaudited) and other periodic reports filed with the Securities and Exchange Commission.

SOURCE: CannaPharmaRx, Inc.

Contacts:

Ari Herrera, Interlinked, ari@interlinked.com
Delray Wannamaker, Interlinked, delray@interlinked.com
Kathleen Wolff, CannaPharmaRx, kwolff@cannapharmarx.com